SUBSCRIPTION AGREEMENT

The undersigned hereby subscribes for 5,000,000 shares of common stock of Kid Castle Educational Corporation, a Florida Corporation (the “Corporation”), which shares the Corporation and the undersigned agree have a fair market value of US$0.18 per share, for an aggregate purchase price of US$900,000.

The undersigned agrees that upon issuance of the shares, the undersigned will execute an investment letter in the form attached as Attachment 1 to reflect that the undersigned is acquiring such shares for investment purposes and not with a view toward their resale or distribution.

June 17, 2009.
Min-Tan Yang

By:	/s/ Min-Tan Yang
Min-Tan Yang, Chief Executive Officer

Accepted June 17, 2009

KID CASTLE EDUCATIONAL CORPORATION

By       /s/ Suang-Yi Pai
Suang-Yi Pai, Chairman

ATTACHMENT 1

To the Board of Directors of
Kid Castle Educational Corporation

The undersigned, Min-Tan Yang (“Shareholder”), acknowledges receipt of 5,000,000 shares of common stock of Kid Castle Educational Corporation, a Florida Corporation (the “Corporation”), which shares the Corporation and Shareholder agree have a fair market value of US$0.18 per share, for an aggregate value of US$900,000.  In connection with Shareholder’s acquisition of these securities, Shareholder acknowledges and agrees as follows:

These securities are not registered under the Securities Act of 1933 (the “Act”) as the transaction in which they are being acquired is exempt under Section 4(2) of the Act as not involving any public offering.  Reliance of the Corporation and others upon this exemption is predicated in part upon my representation (which Shareholder hereby confirms) that Shareholder is acquiring these securities for its own account with no present intention of selling or otherwise distributing the same to the public.  Shareholder understands that in the view of the Securities and Exchange Commission (the “SEC”) the statutory and administrative basis for exemption would not be present if, notwithstanding Shareholder’s representation, Shareholder has in mind merely acquiring these securities for sale upon the occurrence or non-occurrence of some predetermined event such as, for example, holding the securities for a market rise, or for sale if the market does not rise, or for a fixed or determinable period in the future.

These securities must be held indefinitely unless they are subsequently registered under the Act or an exemption from registration is available.  Any routine sales of these securities made in reliance upon the exemption afforded by Rule 144 of the SEC can be made only in limited amounts in accordance with the terms and conditions of that rule, and, in the event this rule is for some reason inapplicable, compliance with Regulation A of the SEC or some other disclosure exemption will be required.  The Corporation will supply to shareholder such information in its possession as may be necessary to enable shareholder to make routine sales of the securities under Rule 144, if that Rule is available.  However, the Corporation is under no obligation to make such information “publicly available,” to otherwise comply with any such exemption, or to register the securities.

In accordance with the policies of the SEC, the Corporation is placing the following legend upon the certificates representing the securities and is placing upon the Corporation’s stock transfer records a stop-transfer order preventing transfer of the securities pending compliance with the conditions set forth in the legend:

These securities are not registered under state or federal securities laws and may not be offered, or sold, pledged (except a pledge pursuant to the terms of which any offer or sale upon foreclosure would be made in a manner that would not violate the registration provisions of federal or state securities laws) or otherwise distributed for value, nor may these securities be transferred on the books of the corporation, without opinion of counsel, concurred in by counsel for the corporation, that no violation of said registration provisions would result therefrom.

In addition to the foregoing, Shareholder acknowledges that, as a director and as a controlling shareholder of the Corporation, Shareholder is entitled to additional restrictions on transfer under applicable securities laws.  Shareholder represents that he will comply with all such laws.

SHAREHOLDER HAS CAREFULLY READ THE FOREGOING AND UNDERSTANDS THAT IT RELATES TO RESTRICTIONS UPON THE ABILITY TO SELL AND/OR TRANSFER THE SECURITIES CONTEMPLATED HEREBY.

June 17, 2009

Min-Tan Yang

  /s/  Min-Tan Yang